UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Biotech Products Services and Research, Inc., a Nevada corporation (“BPSR” or the “Company”), entered into a Participation Agreement, effective February 14, 2017 (the “Agreement”), with two non-affiliated accredited investors (collectively, the “Investors”).

Pursuant to the Agreement, the Company and the Investors agreed to establish a subsidiary of BPSR (“Venture Sub”) for the sole purpose of exploring, developing and operating a new business segment to provide products and/or services in the medical cannabis industry, initially within the state of Florida (the “Venture”). Venture Sub plans to immediately focus its efforts on the engagement of lobbyists and license application consultant(s) and other due diligence.

Venture Sub’s authorized capital structure will consist of (i) 1,000 shares of Class A Voting Common Stock, par value $0.001 per share (“Class A Common Stock”); (ii) 1,000 shares of Class B Non-Voting Common Stock, par value $0.001 per share (“Class B Common Stock”); and (iii) 1,000 shares of “blank check” Preferred Stock, par value $0.001 per share, of which 300 shall be designated as Series A Convertible Preferred Stock (“Series A PreferredStock”). BPSR will own 550 shares of Class A Common Stock, consisting of 100% of the outstanding shares of Class A Common Stock.

Pursuant to the Agreement, on February 14, 2017 (the “Closing Date”), the Investors funded $300,000 to BPSR. The Company agreed to issue the Investors (i) an aggregate of 300 shares of Series A Preferred Stock and (ii) a warrant exercisable for up to 300,000 shares of BPSR common stock for $0.15 per share from the date of issuance until the third anniversary of the date of issuance. The Series A Preferred Stock will not have any voting or dividend rights. The 300 shares of Series A Preferred Stock will be automatically converted into 450 shares of Class B Common Stock of Venture Sub upon the earlier of (i) the fifth anniversary of the Closing Date or (ii) Venture Sub’s receipt of the necessary licenses and permits required in operating the Venture. Commencing on the first anniversary of the Closing Date, the Investors will have the opportunity to convert some or all of their Series A Preferred Stock (or Class B Common Stock equivalent) into unregistered BPSR common stock, based on the stated value of the Series A Preferred Stock (or Class B Common Stock equivalent) divided by the average trading price of BPSR common stock for the ten trading days prior the conversion date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: February 23, 2017	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

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